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                                                                    EXHIBIT 10.9

                        AFFIRMATION OF GUARANTY AGREEMENT

         Reference is made to that certain Fourth Amended and Restated Revolving Credit and Security Agreement dated December 26, 2001, among WinCup Holdings, Inc., Radnor Chemical Corporation, StyroChem U.S., Ltd., Radnor Holdings Corporation, Radnor Delaware II, Inc., StyroChem Delaware, Inc., WinCup Texas, Ltd., StyroChem G.P., L.L.C., StyroChem L.P., L.L.C., WinCup G.P., L.L.C., WinCup L.P., L.L.C., (each individually a "Borrower" and collectively, "Borrowers") and PNC Bank, National Association as Agent ("Agent") for itself and the financial institutions which are now or which hereafter become a party thereto (individually, a "Lender" and collectively, the "Lenders") (as amended by that certain First Amendment to Fourth Amended and Restated Revolving Credit and Security Agreement, dated February 4, 2002 and that certain letter agreement, dated March 21, 2002, collectively, the "Credit Agreement").

         Pursuant to the terms of the Credit Agreement, Agent and Lenders made available to Borrowers a revolving credit facility in the amount of Thirty-Five Million Dollar ($35,000,000). On December 26, 2001, the undersigned executed and delivered to Agent for the benefit of Lenders an Amended and Restated Guaranty Agreement whereby undersigned unconditionally guaranteed, inter alia, all present and future obligations and liabilities of each Borrower to Agent and/or Lenders (the "Guaranty Agreement").

         Borrowers have requested and Agent and Lenders have agreed pursuant to the terms of that certain Second Amendment to Fourth Amended and Restated Revolving Credit and Security Agreement (the "Second Amendment") among Borrowers, Agent and Lenders dated the date hereof, to, inter alia, amend the Credit Agreement to (i) increase the revolving credit facility to an amount not to exceed Forty-Five Million Dollars ($45,000,000) and (ii) advance a term loan in the amount of Forty-Five Million Dollars ($45,000,000).

         The undersigned hereby (i) acknowledges that undersigned has read the terms and conditions of the Second Amendment, (ii) consents to the terms and conditions of the Second Amendment and (iii) agrees that its Guaranty Agreement shall continue in full force and effect and shall continue to cover all Obligations (as defined in the Credit Agreement), including without limitation, the Term Loan (as defined in the Second Amendment) in accordance with the terms of the Guaranty Agreement, as affirmed hereby.

         Dated: March 5, 2003

                                WINCUP EUROPE DELAWARE, INC.


                                By: /s/ R. Radcliffe Hastings
                                   ---------------------------------------------
                                        R. Radcliffe Hastings, Senior V.P.